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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

Amendment No. 1 to Form 8-K dated November 30, 2005

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	November 30, 2005

EDGE PETROLEUM CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-22149	76-0511037
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Travis, Suite 2000
Houston, Texas 77002
(Address of principal executive offices and zip code)

(713) 654-8960
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

        ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

        The undersigned registrant, Edge Petroleum Corporation ("Edge"), hereby amends Item 9.01 "Financial Statements and Exhibits" of its Current Report on Form 8-K, dated November 30, 2005 to include the audited historical and pro forma financial information required by Items 9.01(a) and (b) in connection with its acquisition (the "Acquisition") of Cinco Energy Corporation ("Cinco") as discussed on Item 2.01 of the original Current Report on Form 8-K, dated November 30, 2005.

        Statements regarding the expected post-closing adjustment, final purchase price and transaction costs relating to the Acquisition and any other effect or benefit of the Acquisition, and any other statements that are not historical facts, are forward-looking statements that involve certain risks, uncertainties and assumptions which are beyond Edge's ability to control or estimate, and are subject to material changes. Such risks, uncertainties and assumptions include but are not limited to costs and difficulties related to the integration of Cinco, costs, delays and other difficulties related to the transaction, results of operations of Cinco and of post-closing adjustments, the timing and extent of changes in commodity prices for oil and gas, the need to develop and replace reserves, environmental risks, drilling and operating risks, risks related to exploration and development, uncertainties about the estimates of reserves, competition, government regulation and the ability of Edge to meet its business and financial goals and other factors included in Edge's filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

Item 9.01 Financial Statements and Exhibits

(a)
Financial statements of business acquired

        Attached hereto as Schedule A are the audited Balance Sheet, Statements of Operations, Shareholders' Equity and Cash Flows of Cinco Energy Corporation ("Cinco") as of and for the nine months ended September 30, 2005 and the related notes thereto, together with the Report of Independent Registered Public Accounting Firm of BDO Seidman LLP concerning the statements and related notes. Cinco was incorporated and formed in October 2004. Audited financial statements for the nine months ended September 30, 2005 are presented in lieu of the required period of one year pursuant to Regulation S-X Rule 3-06(b).

(b)
Pro forma financial information

        Attached hereto as Schedule B are the Unaudited Pro Forma Condensed Consolidated Statements of Operations of Edge for the nine months ended September 30, 2005 and the year ended December 31, 2004, the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2005, and the related notes thereto, to show the pro forma effects of the Acquisition.

(d)
Exhibits

Exhibit No.	Description
*2.01
Stock Purchase Agreement by and among Jon L. Glass, Craig D. Pollard, Leigh T. Prieto, Yorktown Energy Partners V, L.P., Yorktown Energy Partners VI, L.P., Cinco Energy Corporation, and Edge Petroleum Exploration Company and Edge Petroleum Corporation dated as of September 21, 2005 (incorporated by reference herein from Exhibit 2.5 to Edge's Quarterly Report on Form 10-Q filed November 9, 2005).
*2.02
Letter Agreement dated November 18, 2005 by and among Edge Petroleum Exploration Company, Cinco Energy Corporation and Sellers (incorporated by reference herein from Exhibit 2.02 to Edge's Current Report on Form 8-K filed December 6, 2005). Pursuant to Item 601(b)(2) of Regulation S-K, the Company had omitted certain Schedules to the Letter Agreement (all of which are listed therein) from this Exhibit 2.02. It hereby agrees to furnish a supplemental copy of any such omitted item to the Securities and Exchange Commission on its request.
†23.1	Consent of BDO Seidman LLP.

†
Filed herewith.

*
Incorporated by reference as indicated.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGE PETROLEUM CORPORATION
Date: February 13, 2006	By:	/s/ MICHAEL G. LONG Michael G. Long Executive Vice President and Chief Financial and Accounting Officer

Schedule A

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of Edge Petroleum Corporation:

        We have audited the accompanying balance sheet of Cinco Energy Corporation as of September 30, 2005 and the related statements of operations, shareholders' equity and cash flows for the nine months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cinco Energy Corporation at September 30, 2005, and the results of its operations and its cash flows for the nine months then ended in conformity with accounting principles generally accepted in the United States of America.

BDO Seidman LLP

Houston, Texas
February 10, 2006

CINCO ENERGY CORPORATION
BALANCE SHEET
As of September 30, 2005

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,465,160
Accounts receivable	2,238,863
Due from affiliates, net	137,226
Interest receivable due from officers	102,361

Total current assets	8,943,610
OIL & GAS PROPERTIES AND EQUIPMENT—successful efforts method of accounting for oil and natural gas properties
Proved	12,397,613
Unproved	73,096
Accumulated Depletion	(2,219,053)

Oil and gas properties and equipment, NET	10,251,656

TOTAL ASSETS	$19,195,266

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$881,496
Accrued liabilities	1,262,844

Total current liabilities	2,144,340
ASSET RETIREMENT OBLIGATION	37,052
DEFERRED INCOME TAXES	593,638

Total liabilities	2,775,030

COMMITMENTS AND CONTINGENCIES (See Note 7)
SHAREHOLDERS' EQUITY:
Preferred stock, $.01 par value; 100,000 shares authorized; none outstanding	—
Common stock, $.01 par value; 1,000,000 shares authorized and 220,000 outstanding	2,200
Additional paid-in capital	17,703,251
Officer notes receivable	(2,000,000)
Retained earnings	714,785

Total shareholders' equity	16,420,236

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$19,195,266

The accompanying notes are an integral part of this financial statement.

CINCO ENERGY CORPORATION
STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2005

REVENUES:
Natural gas sales	$6,728,364
Oil sales	903,497

Total revenues	7,631,861

EXPENSES:
Operating expenses	238,866
Production and ad valorem taxes	501,844
Exploration expenses	7,520
Depreciation, depletion and amortization	2,137,640
Accretion expense	1,057
Other general and administrative expense	630,704

Total expenses	3,517,631

OPERATING INCOME	4,114,230
Interest expense	(370)
Interest income	219,852

INCOME BEFORE INCOME TAXES	4,333,712
Provision for income taxes	(1,740,573)

INCOME FROM CONTINUING OPERATIONS	2,593,139

Discontinued operations, net of tax:
Loss from operations	(1,226,534)
Gain on disposal	177,918

Loss from discontinued operations	(1,048,616)

NET INCOME	$1,544,523

NET INCOME (LOSS) PER SHARE:
Basic
Continuing operations	$11.79
Discontinued operations	(4.77)

Total	$7.02

Diluted
Continuing operations	$11.79
Discontinued operations	(4.77)

Total	$7.02

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	220,000

Diluted	220,000

The accompanying notes are an integral part of this financial statement.

CINCO ENERGY CORPORATION
STATEMENT OF SHAREHOLDERS' EQUITY
As of September 30, 2005

	Common Stock
			Additional Paid-in Capital	Officer Notes Receivable	Retained Earnings (Deficit)	Total Shareholders' Equity
	Shares	Amount
Balance at December 31, 2004	220,000	$2,200	$21,997,800	$(2,000,000)	$(829,738)	$19,170,262
Dividend of interests in certain oil and gas properties	—	—	(4,294,549)	—	—	(4,294,549)
Net income	—	—	—	—	1,544,523	1,544,523

Balance at September 30, 2005	220,000	$2,200	$17,703,251	$(2,000,000)	$714,785	$16,420,236

The accompanying notes are an integral part of this financial statement.

CINCO ENERGY CORPORATION
STATEMENT OF CASH FLOWS
For the Nine Months Ended September 30, 2005

Cash flows from operating activities:
Income from continuing operations	$2,593,139
Loss from discontinued operations	(1,048,616)

Net income	1,544,523
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for deferred income taxes	593,638
Depreciation, deletion, and amortization of natural gas and oil properties	2,591,263
Exploration costs	899,151
Impairment and abandonment of natural gas and oil properties	1,790,443
Accretion of discount on asset retirement obligations	9,909
Gain on sale of assets	(282,410)
Changes in assets and liabilities
Accounts receivable	(1,560,053)
Prepaid assets	58,643
Accounts payable	279,273
Accrued liabilities	1,230,700
Due to/from affiliates	(715,094)

Net cash provided by operating activities	6,439,986

Cash flows from investing activities:
Exploration, acquisition and development of natural gas and oil properties	(12,324,619)
Proceeds from the sale of natural gas and oil properties	266,827
Drilling advances paid	194,823

Net cash used in investing activities	(11,862,969)

Cash flows from financing activities:
Payments of debt	(48,161)

Net cash used in financing activities	(48,161)

Net decrease in cash	(5,471,144)
Cash at the beginning of the period	11,936,304

Cash at the end of the period	$6,465,160

The accompanying notes are an integral part of this financial statement.

CINCO ENERGY CORPORATION
NOTES TO FINANCIAL STATEMENTS

1.     Summary of Organization and Basis of Presentation

        Cinco Energy Corporation ("Company"), a Delaware corporation, was formed on October 26, 2004, for the purpose of exploring, developing, acquiring, and producing natural gas and oil properties. Operations are located primarily in Texas and Louisiana.

        On November 30, 2004, the Company acquired unproved and proved oil and gas properties on the Chapman Ranch Field and other projects from a related party for cash and assumption of debt. During 2005 the Company expanded its position on the Chapman Ranch Field through drilling and exploration efforts. In early 2005, the Company purchased additional unproved and proved properties in other project areas. In July 2005, the Company divested of certain oil and gas assets to a related party and began seeking a buyer for the stock of the Company. As of September 30, 2005, the Company's only remaining oil and gas properties are those located in the Chapman Ranch Field. On November 30, 2005, Edge Petroleum Corporation, through its subsidiary, Edge Petroleum Exploration Company, acquired 100 percent of the stock of the Company.

        These financial statements were prepared from the historical accounting records of the Company for the purpose of complying with the Rules and Regulations of the Securities and Exchange Commission ("SEC"). Because the Company was formed late in 2004, full financial statements for twelve months of 2004 do not exist, therefore, the accompanying statement of operations for the nine months ended September 30, 2005 represents the first full fiscal period, as allowable by SEC Rules and Regulations to substitute nine to twelve months for a period of one year. They include all historical activities and expenses of the Company, including those divested to prepare the Company for sale. At the time Edge Petroleum Exploration Company acquired the Company, its only remaining oil and gas assets were the Chapman Ranch Field properties.

2.     Summary of Significant Accounting Policies

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

        All highly liquid investments with original maturities of three months or less are considered to be cash equivalents.

Fair Value of Financial Instruments

        The Company's financial instruments consisting of cash and cash equivalents, accounts receivable, and accounts payable approximate fair value due to the short maturity of these instruments.

Oil and Gas Properties

        The Company uses the successful efforts method of accounting for its oil and gas properties. Under this method, all costs associated with productive wells and nonproductive development wells are capitalized while nonproductive exploration costs and geological and geophysical expenditures are expensed. Capitalized costs relating to proved properties are depleted using the units-of-production method with leasehold costs depleted over total proved reserves and drilling and development costs depleted over proved developed reserves. Costs of significant non-producing properties, wells in the process of being drilled, and development projects are excluded from depletion until such time as the related project is completed and proved reserves are established or, if unsuccessful, impairment is determined.

        Unproved properties are periodically assessed and any impairment in value is charged to expense. As of September 30, 2005, the Company recognized a charge of $77,679 to its unproved assets due to impairment. The charge was the result of drilling an unsuccessful exploratory well. The costs of unproved properties which are determined to be productive are transferred to proved oil and gas properties.

Asset Retirement Obligations

        The Company follows Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations (SFAS No. 143). SFAS No. 143 requires companies to record the fair value for an asset retirement obligation ("ARO") (i.e. dismantlement and abandonment of oil and gas property) in the period in which it is first placed in service and a corresponding increase in the carrying amount of the related long-lived asset. The liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. If the liability is settled for an amount other than the recorded amount, a gain or loss is recognized. The changes to the ARO during the nine months ended September 30, 2005 are as follows:

ARO, December 31, 2004	$260,917
Additional liabilities incurred	65,530
Liabilities transferred or sold	(299,304)
Accretion expense	9,909
Revisions	—

ARO, September 30, 2005	$37,052

        ARO liabilities incurred during the nine months ended September 30, 2005 include obligations assumed for wells acquired and drilled during the period. Liabilities settled during the nine months ended September 30, 2005 included certain wells sold to an affiliate and certain wells distributed as a dividend to shareholders. At September 30, 2005, the only remaining plugging obligations relate to wells in the Chapman Ranch Field.

Impairment of Long-Lived Assets

        The Company follows Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS No. 144). SFAS No. 144 requires the Company to assess the need for an impairment of capitalized costs of oil and gas properties on a property-by-property basis. If an impairment is indicated based on undiscounted expected future cash flows, then an impairment is recognized to the extent that net capitalized costs exceed discounted expected future cash flows. During the period ended September 30, 2005, Cinco recognized an impairment of $1.7 million.

Revenue Recognition Policy

        The Company recognizes revenues using the sales method. Revenues are recognized when products have been delivered and services have been performed.

Earnings Per Share

        The Company accounts for its earnings per share in accordance with SFAS No. 128, Earnings per Share, which requires the presentation of "basic" and "diluted" EPS on the face of the income statement. Basic earnings per common share amounts are calculated using the average number of common shares outstanding during each period. Diluted earnings per share assumes the exercise of all stock options and warrants having exercise prices less than the average market price of the common stock using the treasury stock method. At September 30, 2005, options outstanding were antidilutive.

3.     Discontinued Operations

        During the nine months ended September 30, 2005, the Company sold certain oil and gas properties to an affiliate and distributed as a dividend certain oil and gas properties with a net book value of $4.3 million to its shareholders which met the guidelines for treatment as discontinued operations under SFAS No. 144. The following sets forth the operating results for the discontinued operations during the period:

Nine Months Ended September 30, 2005
Revenue	$902,839
Operating expenses	(221,188)
Production and ad valorem taxes	(51,069)
Exploration costs	(891,631)
Impairment	(1,790,443)
Depreciation, depletion and amortization	(453,623)
Accretion expense	(8,852)
Other income	36,006
Federal income tax benefit	1,251,427

Loss from discontinued operations	(1,226,534)
Gain on disposal, net of tax	177,918

Total loss from discontinued operations	$(1,048,616)

4.     Income Taxes

        The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS No. 109). Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.

        The effective income tax rate for the Company was different from the statutory federal income tax rate for the nine months ended September 30, 2005 due primarily to the reversal of the valuation allowance recorded in 2004.

        The Company's net non-current deferred tax position as of September 30, 2005, was as follows:

Deferred tax assets:
Net operating loss	$1,159,933
Other	21,107

Total	1,181,040
Deferred tax liabilities:
Properties	(1,774,678)

Net deferred tax liability	$(593,638)

        At September 30, 2005, the Company's net operating loss carryforwards for tax purposes are approximately $3.4 million. These carryforwards, which are available to reduce future taxable income, expire beginning in 2024.

5.     Employee Stock Option Plan

        On November 23, 2004, the Company's Board of Directors approved the option plan for certain officers and employees of the Company. The Plan provided 10,000 options available for grant with an exercise price of $100 per share. At the end of 2004, the Company reserved an additional 23,000 shares of common stock to be issued to management and employees of the Company at a purchase price of $100 per share, provided the Company issue the shares upon the request of management and employees no later than 90 days following the sale or other disposition of all or substantially all of the outstanding securities of a related party. The 23,000 shares reserved at the end of 2004 were not issued. Instead, the Board chose to issue an additional 11,500 stock options on July 1, 2005. In conjunction with this second grant, the options granted in 2004 were repriced to $74 per share to reflect the dividend of a wholly owned subsidiary, Cinco Resources, Inc. ("CRI"), of the Company to shareholders (see Note 6). Certain officers' options vested immediately and the remainder of the options vest ratably over three years. At September 30, 2005, exercisable shares totaled 16,414.

Number of Shares
Options granted during 2004	10,000
Options granted during 2005	11,500

Options outstanding at September 30, 2005	21,500

        The Company accounts for stock compensation plans under the intrinsic value method of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." No compensation expense is recognized for stock options that had an exercise price equal to the market value of the underlying common stock on the date of grant. As allowed by SFAS No. 123, "Accounting for Stock Based Compensation," the Company has continued to apply APB Opinion No. 25 for purposes of determining net income, but SFAS No. 123, as amended, requires prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based compensation and the effect of the method used on reported results. SFAS No. 123 was revised in December 2004 to eliminate the use of APB Opinion No. 25 after the second quarter of 2005. If the Company had used SFAS No. 123, the stock compensation expense would have been recognized within the provisions of the statement. Nonpublic companies estimate their compensation expense utilizing the "calculated value" method as prescribed by SFAS No. 123. Had compensation expense for stock-based compensation been determined based on the fair value at the date of grant, our net income and earnings per share would have been as follows:

Nine Months Ended September 30, 2005
Net income as reported	$1,544,523
Deduct:
Total stock based employee compensation expense determined under fair value based method for all awards, net of related income tax	(13,756)

Pro forma net income	$1,530,767

Earnings Per Share
Basic—as reported	$7.02
Basic—pro forma	$6.96
Diluted—as reported	$7.02
Diluted—pro forma	$6.96

        The weighted-average fair value of each option granted during 2005 was $15.42. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: expected stock price volatility of 25% in 2005; risk free interest rate of 2.8% in 2005; average expected option lives of three years for 2005; and over the vesting period of such options a forfeiture rate of 0% for 2005.

6.     Related Party Transactions

Notes Receivable from Officers

        Notes receivable from officers totaling $2,000,000 were related to the issuance of 20,000 shares of common stock of the Company at December 31, 2004. The officers signed full recourse promissory notes, which accrue interest at 6% per annum and mature on November 23, 2011. Interest is payable at maturity. At September 30, 2005, notes receivable from officers totals $2,000,000 and interest receivable includes $102,361 of accrued interest on those notes.

Administrative Services Agreement

        The Company has entered into an administrative services agreement whereby a related party provides management and general and administrative services, as well as manages, operates, directs, and supervises the operations and business functions of the Company related to its oil and gas activities. In return, the Company reimburses the related party quarterly, determined at the end of each quarter during the term of the agreement, taking into account operated well count, gross cash flow from operations, and capital expenditures made during the quarter. In addition, the Company will reimburse the related party for all reasonable out-of-pocket expenses incurred by it, including legal fees incurred by the related party on behalf of the Company. During the nine months ended September 30, 2005, the Company reimbursed the related party $502,615.

Related Party Transactions

        At September 30, 2005, the Company has a net receivable from an affiliated company for $137,226 for various joint interest billings, overhead expenses and acquisition adjustments.

        On July 31, 2005, certain Texas properties and associated liabilities were sold to a related party for proceeds of $266,827 resulting in a gain of $282,410.

        On June 30, 2005, the Company contributed certain Louisiana and Texas properties with a book value of $4.3 million to its wholly owned subsidiary CRI. This entity was then distributed as a dividend to the Company's shareholders on July 1, 2005.

        On April 14, 2005, the Company formed Cinco Logistics, LLC. The Company was the sole member of this limited liability company. The purpose and business of the Company is to engage in any lawful activity under the Texas Limited Liability Company Act. This entity was subsequently assigned to a related party on May 31, 2005 and had no assets or liabilities.

7.     Commitments and Contingencies

        The Company is party to certain claims arising periodically in the normal course of business. While the outcome of such claims cannot be predicted with certainty, management does not expect these matters will have a material adverse effect on the financial condition or results of operation of the Company.

CINCO ENERGY CORPORATION
SUPPLEMENTAL OIL AND GAS INFORMATION
(UNAUDITED)

        This footnote provides unaudited information required by SFAS No. 69, Disclosures About Oil and Natural Gas Producing Activities. Net proved oil and natural gas reserves and the standardized measure of discounted future net cash flows related to those reserves as of September 30, 2005 were prepared by Edge Petroleum Corporation's internal engineers using September 30, 2005 prices and costs and data derived from information provided by the Company's independent petroleum engineers, in accordance with guidelines established by the Securities and Exchange Commission. Such estimates are inherently imprecise and may be subject to substantial revisions.

        Capitalized Costs—Capitalized costs and accumulated depletion, depreciation and amortization relating to the Company's oil and natural gas producing activities, all of which are conducted within the continental United States, are summarized below:

As of September 30, 2005
Developed oil and natural gas properties	$12,397,613
Unevaluated oil and natural gas properties	73,096
Accumulated depletion, depreciation and amortization	(2,219,053)

Net capitalized cost	$10,251,656

        Costs Incurred—Costs incurred in oil and natural gas property acquisition, exploration and development activities are summarized below:

Nine Months Ended September 30, 2005
Acquisition cost:
Unproved properties	$854,021
Exploration costs	3,289,296
Development costs	8,181,302

Subtotal	12,324,619
Asset retirement costs	65,530

Total costs incurred	$12,390,149

        Results of Operations—Results of operations for the Company's oil and natural gas producing activities are summarized below:

Nine Months Ended September 30, 2005
Oil and natural gas revenue	$8,534,700
Operating expenses:
Oil and natural gas operating expenses	460,054
Production and ad valorem taxes	552,913
Accretion expense	9,909
G&G costs	130,208
Leasehold carrying costs	31,006
Dry hole costs	737,937
Depletion expense	2,591,263
Impairment/abandonment of oil and gas properties	1,790,443

Results of operations from oil and gas producing activities	$2,230,967

        Reserves—Proved reserves are estimated quantities of oil and natural gas, which geological and engineering data demonstrate with reasonable certainty to be, recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserves that can reasonably be expected to be recovered through existing wells with existing equipment and operating methods.

        The Company's net ownership in estimated quantities of proved oil and natural gas reserves and changes in net proved reserves, all of which are located in the continental United States, are summarized below.

	Nine Months Ended September 30, 2005
	Natural Gas (Mcf)	Oil, Condensate and Natural Gas Liquids (Bbls)
Proved developed and undeveloped reserves:
Beginning of year	6,277,622	80,299
Revisions of previous estimates	(2,674,754)	(20,744)
Extensions and discoveries	3,983,798	26,048
Sales of natural gas properties	(821,625)	(21,496)
Production	(955,310)	(21,757)

End of period	5,809,731	42,350

Proved developed reserves at period end	2,116,264	16,593

        Standardized Measure—The Standardized Measure of Discounted Future Net Cash Flows relating to the Company's ownership interests in proved oil and natural gas reserves for the nine months ended September 30, 2005 is shown below:

Nine Months Ended September 30, 2005
Future cash inflows	$80,944,237
Future oil and natural gas operating expenses	(6,151,319)
Future development costs	(10,802,943)
Future income tax expense	(14,790,656)

Future net cash flows	49,199,319
10% discount factor	(11,922,909)

Standardized measure of discounted future net cash flows	$37,276,410

        Future cash flows are computed by applying period-end prices of oil and natural gas to year-end quantities of proved oil and natural gas reserves. Future oil and natural gas operating expenses and development costs are computed by the Company's internal petroleum engineers as estimates of expenditures to be incurred in developing and producing the Company's proved oil and natural gas reserves at the end of the year, based on year-end costs and assuming the continuation of existing economic conditions.

        Future income taxes are based on year-end statutory rates, adjusted for net operating loss carryforwards and tax credits. A discount factor of 10% is required by SFAS No. 69 to reflect the timing of future net cash flows. The Standardized Measure of Discounted Future Net Cash Flows is not intended to represent the replacement cost or fair market value of the Company's oil and natural gas properties.

        The Standardized Measure of Discounted Future Net Cash Flows does not purport, nor should it be interpreted, to present the fair value of the Company's oil and natural gas reserves. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, anticipated future changes in prices and costs, a discount factor more representative of the time value of money and the risks inherent in reserve estimates.

        Changes in Standardized Measure—Changes in Standardized Measure of Discounted Future Net Cash Flows relating to proved oil and gas reserves are summarized below:

Nine Months Ended September 30, 2005
Changes due to current year operations:
Sales of oil and natural gas, net of oil and natural gas operating expenses	$(7,521,734)
Sales of oil and natural gas properties	(5,553,059)
Purchase of oil and gas properties	—
Extensions and discoveries	43,196,921
Changes due to revisions of standardized variables:
Prices and operating expenses	24,093,875
Revisions of previous quantity estimates	(22,465,594)
Estimated future development costs	(3,802,825)
Income taxes	(9,185,597)
Accretion of discount	1,574,204
Production rates (timing) and other	1,198,175

Net change	21,534,366
Beginning of year	15,742,044

End of year	$37,276,410

        Sales of oil and natural gas, net of oil and natural gas operating expenses are based on historical pre-tax results. Sales of oil and natural gas properties, extensions and discoveries, purchases of minerals in place and the changes due to revisions in standardized variables are reported on a pre-tax discounted basis, while the accretion of discount is presented on an after tax basis.

Schedule B

EDGE PETROLEUM CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

Background

        Cinco was a development stage company formed in October 2004 for the purpose of acquiring and developing certain oil and gas properties. During 2005, the development of the properties reached a stage at which Cinco decided to seek bids for its sale.

        On September 21, 2005, Edge Petroleum Exploration Company, a wholly owned subsidiary of Edge Petroleum Corporation ("Edge" or "we"), executed a Stock Purchase Agreement to acquire all of the capital stock of Cinco Energy Corporation ("Cinco") for a cash purchase price of approximately $35.8 million, subject to adjustment. The purchase price is subject to adjustment for, among other things, working capital as of September 1, 2005 and an incremental purchase price related to the operator obtaining high-cost gas certification on or before January 31, 2006, which would provide for severance tax abatements on the properties acquired. The transaction closed on November 30, 2005. The purchase price, as preliminarily adjusted at closing and after taking into account incremental purchase price related to the obtaining of high-cost gas certifications prior to January 31, 2006, was $45.9 million. Edge anticipates only minimal further adjustment to the purchase price pursuant to the post-closing adjustment provisions of the Stock Purchase Agreement. Therefore, we have assumed a final adjusted purchase price of $45.9 million for the purposes of these unaudited pro forma condensed consolidated financial statements. The acquisition of Cinco's capital stock by Edge is herein referred to as the "Acquisition."

Sources of Information and Basis of Presentation

        The following unaudited pro forma condensed consolidated financial statements and related explanatory notes have been prepared to show how the combined financial statements of Edge and Cinco may have appeared had the acquisition of 100 percent of Cinco's outstanding common stock occurred at the dates described herein. The cash purchase financed by borrowings under our newly expanded line of credit is also considered in this representation.

        The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2005 and the unaudited pro forma condensed consolidated balance sheet as of September 30, 2005 are based on our unaudited financial statements as of and for the nine months ended September 30, 2005, the audited financial statements of Cinco for the nine months ended September 30, 2005, and the adjustments and assumptions described below. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2004 is based on our audited financial statements as of and for the year ended December 31, 2004, the unaudited financial statements of Cinco for the period from inception (October 26, 2004) through December 31, 2004 that were derived from Cinco's historical accounting records, and the adjustments and assumptions described below. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes thereto, our Annual Report on Form 10-K for the year ended December 31, 2004, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and the audited financial statements of Cinco included herein as Schedule A.

        Pro forma data are based on numerous assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed consolidated financial statements. We believe that the assumptions used provide a reasonable basis for presenting the effects directly attributable to the Acquisition, but the pro forma data presented is not necessarily indicative of the financial results that would have been attained had the Acquisition occurred on the dates referenced above, and should not be viewed as indicative of operations in future periods. Certain information (including substantial footnote disclosures) included in the annual and quarterly historical financial statements has been excluded in these unaudited pro forma condensed consolidated financial statements. In addition, as explained above, the allocation of the purchase price reflected in the unaudited pro forma condensed financial statements is subject to adjustment and may vary from the actual purchase price allocation that will be recorded upon the final closing.

How the Pro Forma Financial Statements Were Prepared

        The oil and gas business, as with other extractive industries, is a depleting one that is not always constant with respect to production streams and each natural gas equivalent unit produced must be replaced or the critical source of revenue and cash flows will shrink. Past results are not necessarily indicative of future results. For reasons which include those noted, as well as the fact that Cinco was formed on October 26, 2004, the pro forma financial statements and other information presented herein are not indicative of the financial condition or results of operations of Cinco going forward or indicative of results had the Acquisition been consummated in the period presented.

        The pro forma condensed consolidated statements of operations for the period ended December 31, 2004 and nine month period ended September 30, 2005 was prepared without audit assuming we completed the Acquisition on October 26, 2004. Certain reclassifications of the historical amounts reported by Cinco were made to facilitate combining their results with ours. On a historical basis, Cinco owned certain properties and subsidiaries that were divested in order to prepare the company for sale, as shown in the discontinued operations on the historical financial statements. Cinco has historically utilized the successful efforts method of accounting for oil and gas activities, while we use the full cost method. Under the successful-efforts method, costs such as geological and geophysical ("G&G"), exploratory dry holes and delay rentals are expensed as incurred whereas under the full-cost method these types of charges would be capitalized to their respective full-cost pool. Accordingly, exploration expenses, which are recorded under the successful efforts method, are not applicable to our presentation. Certain estimates and judgments were made in preparing the pro forma adjustments as discussed in the notes, including the incremental costs associated with the Acquisition. With these adjustments, the pro forma condensed consolidated statements of operations represent only an estimate of combining our historical results and those of Cinco. The statements do not eliminate infrequent or nonrecurring items included in the historical financial statements, unless they were directly affected by the Acquisition.

        The pro forma condensed consolidated balance sheet was prepared without audit assuming we completed the Acquisition on September 30, 2005. The closing of the Acquisition occurred on November 30, 2005; therefore the final purchase price allocation may differ from the allocation presented herein because the allocation is being applied to differing Balance Sheet assets and liabilities. We do not expect the final adjusted purchase price to materially differ from the preliminary purchase price, therefore we have assumed a final adjusted purchase price of $45.9 million for the purposes of these unaudited pro forma condensed consolidated financial statements. Of the total property balance, we expect approximately $17.1 million will be allocated to unevaluated property. We will also record amounts for asset retirement obligations related to plugging and abandoning the oil and gas properties. The Acquisition was funded with borrowings under our newly expanded credit facility, therefore the effects of that financing are included in the presentation.

        This unaudited pro forma condensed consolidated balance sheet is based on management's preliminary estimates of acquired fair values and the related costs of the Acquisition. The purchase price is subject to final purchase price adjustments. The transaction costs could also differ from the preliminary estimates used here. As a result, when the final post closing adjustments are made, the final adjusted closing purchase price and purchase price allocation may differ from the amounts presented herein.

        The unaudited pro forma financial information is presented for illustrative purposes and does not purport to present what our financial position or results of operations would have been had we completed the Acquisition on the dates indicated. They also cannot be relied upon as a projection of future results. The unaudited pro forma financial information should be read in conjunction with our historical financial statements, which are hereby incorporated by reference herein.

EDGE PETROLEUM CORPORATION
UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Period Ended December 31, 2004

	Year ended December 31, 2004	October 26- December 31, 2004
	Edge Historical	Acquisition Historical	Pro Forma Adjustments		Pro Forma
REVENUES:
Natural gas and oil sales	$66,965,411	$619,681	$(117,553)	(a)	$67,467,539
Loss from hedging and derivative activities	(2,460,063)	—	—		(2,460,063)

Total revenues	64,505,348	619,681	(117,553)		65,007,476

EXPENSES:
Operating expenses	9,308,770	60,168	(24,201)	(a)	9,344,737
Exploration expenses	—	1,104,602	(1,104,602)	(b)	—
Depreciation, depletion and amortization	21,828,906	124,173	395,884	(c)	22,348,963
Accretion	98,968	1,291	(1,152)	(d)	99,107
Impairment	—	138,412	(138,412)	(b)	—
Deferred compensation expense—restricted stock	498,372	—	—		498,372
Deferred compensation expense—repriced options	1,135,628	—	—		1,135,628
Other general and administrative expense	7,812,970	59,463	—		7,872,433

Total expenses	40,683,614	1,488,109	(872,483)		41,299,240

INCOME (LOSS) FROM OPERATIONS	23,821,734	(868,428)	754,930		23,708,236
Interest expense, net of amounts capitalized	(331,399)	—	(18,193)	(e)	(349,592)
Amortization of deferred loan costs	(142,135)	—	—		(142,135)
Interest and other income	36,075	38,690	—		74,765

INCOME (LOSS) BEFORE INCOME TAXES	23,384,275	(829,738)	736,737		23,291,274
Provision for income taxes	(8,255,025)	—	32,550	(f)	(8,222,475)

NET INCOME	$15,129,250	$(829,738)	$769,287		$15,068,799

NET INCOME PER SHARE:
Basic	$1.16				$1.16

Diluted	$1.11				$1.10

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	13,029,075				13,029,075

Diluted	13,648,261				13,648,261

The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

EDGE PETROLEUM CORPORATION
UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2005

	Edge Historical	Acquisition Historical	Pro Forma Adjustments		Pro Forma
REVENUES:
Natural gas and oil sales	$81,136,206	$7,631,861	$—	(a)	$88,768,067
Loss from hedging and derivative activities	(2,397,181)	—	—		(2,397,181)

Total revenues	78,739,025	7,631,861	—		86,370,886

EXPENSES:
Operating expenses	11,911,183	740,710	—	(a)	12,651,893
Exploration expenses	—	7,520	(7,520)	(b)	—
Depreciation, depletion and amortization	25,784,355	2,137,640	4,522,582	(c)	32,444,577
Accretion	101,556	1,057	565	(d)	103,178
Deferred compensation expense—restricted stock	679,401	—	—		679,401
Deferred compensation expense—repriced options	1,930,493	—	—		1,930,493
Other general and administrative expense	7,371,906	630,704	—		8,002,610

Total expenses	47,778,894	3,517,631	4,515,627		55,812,152

INCOME (LOSS) FROM OPERATIONS	30,960,131	4,114,230	(4,515,627)		30,558,734
Interest expense, net of amounts capitalized	—	(370)	(1,039,862)	(e)	(1,040,232)
Amortization of deferred loan costs	(107,550)	—	—		(107,550)
Interest income	84,859	219,852	—		304,711

INCOME (LOSS) BEFORE INCOME TAXES	30,937,440	4,333,712	(5,555,489)		29,715,663
Provision for income taxes	(10,861,826)	(1,740,573)	2,168,195	(f)	(10,434,204)

NET INCOME	$20,075,614	$2,593,139	$(3,387,294)		$19,281,459

NET INCOME PER SHARE:
Basic	$1.17				$1.13

Diluted	$1.13				$1.08

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	17,100,374				17,100,374

Diluted	17,801,874				17,801,874

The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

EDGE PETROLEUM CORPORATION
UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED BALANCE SHEET
As of September 30, 2005

	Edge Historical	Acquisition Historical	Pro Forma Adjustments		Pro Forma
ASSETS
Cash and cash equivalents	$3,794,728	$6,465,160	$(8,400,000)	(1)	$1,859,888
Accounts receivable	21,134,559	2,478,450	—		23,613,009
Other current assets	15,510,312	—	—		15,510,312
Property and equipment, net	202,139,297	10,251,656	44,931,758	(2)	257,322,711
Other assets	228,932	—	—		228,932

TOTAL ASSETS	$242,807,828	$19,195,266	$36,531,758		$298,534,852

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities	$32,000,365	$2,144,340	$702,900	(3)	$34,847,605
Long-term debt	20,000,000	—	35,000,000	(4)	55,000,000
Asset retirement obligations — non-current	2,235,973	37,052	28,054	(5)	2,301,079
Deferred tax liability	14,024,199	593,638	17,221,040	(6)	31,838,877
Other non-current liabilities	1,567,768	—	—		1,567,768

Total liabilities	69,828,305	2,775,030	52,951,994		125,555,329
Common stock	171,430	2,200	(2,200)	(7)	171,430
Additional paid-in capital	137,117,311	15,703,251	(15,703,251)	(7)	137,117,311
Retained earnings	42,171,421	714,785	(714,785)	(7)	42,171,421
Accumulated other comprehensive loss	(6,480,639)	—	—		(6,480,639)

Shareholders' equity	172,979,523	16,420,236	(16,420,236)		172,979,523

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$242,807,828	$19,195,266	$36,531,758		$298,534,852

The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

EDGE PETROLEUM CORPORATION
NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

        The unaudited pro forma condensed consolidated statements of operations reflect the following adjustments:

  a.
  To exclude results of operations of certain properties disposed of by Cinco prior to its acquisition by Edge. These activities represented discontinued operations in 2005, therefore no adjustment to income from continuing operations was necessary for the nine months ended September 30, 2005.

  b.
  To convert Successful Efforts financial statements to Full Cost financial statements to reflect that exploration expenses would have been capitalized under Full Cost method of accounting for oil and natural gas activities. In addition, impairments of oil and natural gas properties are evaluated on a single cost center basis under Full Cost rules as compared to a field by field basis under Successful Efforts rules. There would not have been an impairment as measured under Full Cost accounting, therefore an adjustment is necessary to eliminate the historical impairment.

  c.
  Record revision to historical depletion expense using the units-of-production method and to reflect the adjustment of Cinco's properties from book value to fair value when combining them with Edge's assets.

  d.
  Record incremental accretion expense resulting from the liability we will record for asset retirement obligations ("ARO") in accordance with Statement of Financial Accounting Standards ("SFAS") No. 143, Accounting for Asset Retirement Obligations.

  e.
  This adjustment increases interest expense, net of capitalizable amounts, for the effect of additional borrowings under the expanded credit facility, using historical weighted average interest rates for bank debt during the period, and credit facility fees related to the expansion of our borrowing base resulting from this Acquisition. We applied historical weighted average interest rates because variable rates have prevailed in the past and we currently apply a variable rate to our borrowings. The adjustment does not materially differ if a current rate of 7.5% is applied.

  f.
  Record a pro forma income tax adjustment using the applicable federal statutory income tax rate of 35 percent, based on the pro forma change in income before income taxes.

        Edge accounted for the acquisition of Cinco using the purchase method of accounting for business combinations. The purchase method of accounting requires that Cinco's assets and liabilities assumed by Edge be revalued and recorded at their estimated "fair values." The actual purchase price allocation will utilize the Balance Sheet assets and liabilities as of the closing date November 30, 2005, but for purposes of this presentation the closing is assumed to be September 30, 2005. The estimated preliminary pro forma purchase price allocation is as follows:

Purchase Price:
Base purchase price	$35,767,500
Incremental purchase price(1)	2,713,765
Working capital adjustment	6,761,257
Estimated transaction costs	702,900

Total cash purchase price	45,945,422

Plus fair value of liabilities assumed:
Accounts payable & accrued liabilities	2,144,340
Asset retirement obligations assumed	65,106
Deferred tax liabilities	17,814,678

Total purchase price plus liabilities assumed	65,969,546

Cash	6,465,160
Accounts receivable	2,478,450
Property and equipment	57,025,936

Total fair value of assets	$65,969,546

(1)
The incremental purchase price adjustment represents a conditional increase to the purchase price related to the operator of the properties obtaining high-cost gas certification, which would provide for severance tax abatements on the oil and natural gas properties.

        NOTE: This is a preliminary purchase price allocation that is expected to change when applied to the appropriate closing balance sheet.

        The unaudited pro forma condensed consolidated balance sheet reflects the following adjustments:

1.
Record reduction in cash on hand and cash acquired to finance the purchase price.

2.
Record an adjustment to property to reflect the anticipated final adjusted property value.

3.
Record accrual of estimated acquisition costs. These costs include legal, consulting, brokerage and accounting fees.

4.
Record additional long-term debt borrowed to finance the cash purchase price.

5.
Record adjustment to Asset Retirement Obligation liability, in accordance with SFAS No. 143, Accounting for Asset Retirement Obligations, assumed for Cinco properties acquired.

6.
Record deferred tax liability, in accordance with SFAS No. 109, Accounting for Income Taxes, that results from the difference in the tax basis and fair value of the properties acquired.

7.
Record elimination of equity of Cinco pursuant to purchase price accounting.

EXHIBIT INDEX

Exhibit No.	Description
*2.01
Stock Purchase Agreement by and among Jon L. Glass, Craig D. Pollard, Leigh T. Prieto, Yorktown Energy Partners V, L.P., Yorktown Energy Partners VI, L.P., Cinco Energy Corporation, and Edge Petroleum Exploration Company and Edge Petroleum Corporation dated as of September 21, 2005 (incorporated by reference herein from Exhibit 2.5 to Edge's Quarterly Report on Form 10-Q filed November 9, 2005).
*2.02
Letter Agreement dated November 18, 2005 by and among Edge Petroleum Exploration Company, Cinco Energy Corporation and Sellers (incorporated by reference herein from Exhibit 2.02 to Edge's Current Report on Form 8-K filed December 6, 2005). Pursuant to Item 601(b)(2) of Regulation S-K, the Company had omitted certain Schedules to the Letter Agreement (all of which are listed therein) from this Exhibit 2.02. It hereby agrees to furnish a supplemental copy of any such omitted item to the Securities and Exchange Commission on its request.
†23.1	Consent of BDO Seidman LLP.

†
Filed herewith.

*
Incorporated by reference as indicated.

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SIGNATURES
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CINCO ENERGY CORPORATION BALANCE SHEET As of September 30, 2005
CINCO ENERGY CORPORATION STATEMENT OF OPERATIONS For the Nine Months Ended September 30, 2005
CINCO ENERGY CORPORATION STATEMENT OF SHAREHOLDERS' EQUITY As of September 30, 2005
CINCO ENERGY CORPORATION STATEMENT OF CASH FLOWS For the Nine Months Ended September 30, 2005
CINCO ENERGY CORPORATION NOTES TO FINANCIAL STATEMENTS
CINCO ENERGY CORPORATION SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED)
EDGE PETROLEUM CORPORATION UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
EDGE PETROLEUM CORPORATION UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS For the Period Ended December 31, 2004
EDGE PETROLEUM CORPORATION UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS For the Nine Months Ended September 30, 2005
EDGE PETROLEUM CORPORATION UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET As of September 30, 2005
EDGE PETROLEUM CORPORATION NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
EXHIBIT INDEX